Exhibit 99.1

Da Yun Heng Tong E-Commerce Company, Ltd.
G08, Guangcai Supermarket, Mozitan Road
Lu'An, China

March 31, 2015

Lu'An Guoying Electronics Sales Co., Ltd.
Building 3, Binhe District, Long He East Road
Lu'An City, An Hui Province, China

On March 31, 2015, Lu'An Guoying Electronics Sales Co., Ltd., a PRC corporation (the "Purchaser"), a wholly owned subsidiary of China Electronics Holdings., Inc. (“Parent” or the "Company") and Da Yun Heng Tong E-Commerce Company., Ltd., a PRC corporation (the "Seller" or "Company" or "Anhui Glory E-Commerce") based in An Hui Province of People's Republic of China, agreed to extend the closing date of a potential acquisition transaction from March 31, 2015 to June 30, 2015 set forth in a letter of intent (the "Letter of Intent") agreed by both parties dated December 18, 2014 and filed as Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission (the "SEC") dated December 18, 2014 due to failure to obtain a financing to consummate the proposed acquisition.

CHINA ELECTRONICS HOLDINGS INC.

By: /s/Hailong Liu
       Hailong Liu, CEO and Chairman

Agreed to and accepted as of the
date first above written: March 31, 2015

DA YUN HENG TOMG E-COMMERCE COMPANY., LTD.

By:  /s/ Chuanbin Xie
       Chuanbin XIE
       General Manager